Tyler Technologies Reports Earnings for Second Quarter 2023
Double-digit organic growth driven by 20% increase in SaaS revenues
PLANO, Texas – July 26, 2023 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2023.
Second Quarter 2023 Financial Highlights:
Revenues
Total revenues were $504.3 million, up 7.6% from the second quarter of 2022. On an organic basis, revenues grew 10.4%.
Recurring Revenues
Recurring revenues from maintenance and subscriptions were $414.3 million, up 11.2% from the second quarter of 2022, and comprised 82.2% of total revenues (compared to 79.5% for the second quarter of 2022). On an organic basis, recurring revenues grew 10.8%.
•Subscription revenues were $297.8 million, up 16.4% from the second quarter of 2022. On an organic basis, subscription revenues grew 16.0%. Within subscriptions:
◦SaaS revenues grew organically 20.0% to $131.5 million.
◦Transaction-based revenues grew 13.7% to $166.3 million. On an organic basis, transaction-based revenues grew 12.8%.
◦SaaS arrangements comprised approximately 82% of the total new software contract value, compared to approximately 74% for the second quarter of 2022.
•Annualized recurring revenue (ARR) was $1.66 billion, up 11.2% from the second quarter of 2022.
Earnings/EBITDA
•GAAP operating income was $61.9 million, up 9.0% from the second quarter of 2022. Non-GAAP operating income was $115.9 million, up 4.8% from the second quarter of 2022.
•GAAP net income was $49.1 million, or $1.15 per diluted share, up 23.0% from the second quarter of 2022. Non-GAAP net income was $85.9 million, or $2.01 per diluted share, up 8.1% from the second quarter of 2022.
•Adjusted EBITDA was $125.5 million, up 5.4% from the second quarter of 2022.
Cash Flow
Cash flows from operations were negative $19.2 million, compared to $76.7 million for the second quarter of 2022. Free cash flow was negative $33.2 million, compared to $60.0 million for the second quarter of 2022. Cash flows in the quarter were impacted by incremental cash tax payments of $90 million related to the current status of IRC Section 174 capitalization rules.

Tyler Technologies Reports Earnings
for Second Quarter 2023
July 26, 2023

"Tyler delivered exceptionally strong second quarter results that exceeded expectations across our key performance measures. We reached a new milestone for total quarterly revenues, surpassing the $500 million mark for the first time," said Lynn Moore, Tyler's president and chief executive officer. "We achieved organic revenue growth of 10.4% while our SaaS mix expanded to 82% of our new software contract value. Most importantly, SaaS revenues grew 20% organically, our 10th consecutive quarter of SaaS revenue growth of 20% or more. Additionally, while operating margins continue to be pressured by our cloud transition, we remain on track to return to operating margin expansion in 2024.
"The public sector market remains strong, with our key sales activity indicators generally at or above pre-COVID highs. We're pleased with our progress with strategic initiatives that leverage our unmatched installed client base and broad product portfolio to drive cloud migrations, cross-sell and upsell opportunities, and payments expansion. Our year-to-date performance demonstrates solid execution against our cloud-first strategy and the mid- to long-term goals outlined during our recent Investor Day," concluded Moore.
Guidance for 2023
As of July 26, 2023, Tyler Technologies is providing the following guidance for the full year 2023:
•Total revenues are expected to be in the range of $1.940 billion to $1.965 billion.
•GAAP diluted earnings per share are expected to be in the range of $3.87 to $4.02 and may vary significantly due to the impact of stock option activity on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $7.60 to $7.75.
•Interest expense is expected to be approximately $25 million, including approximately $5 million of non-cash amortization of debt discounts and issuance costs.
•Pretax non-cash, share-based compensation expense is expected to be approximately $110 million.
•Research and development expense is expected to be in the range of $113 million to $114 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 15.5% after discrete tax items, including approximately $11 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 22.0%.
•Capital expenditures are expected to be in the range of $63 million to $65 million, including approximately $37 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $149 million, including approximately $109 million from amortization of acquisition intangibles.
GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full-year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $110 million, amortization of acquired software and intangible assets of approximately $109

Tyler Technologies Reports Earnings
for Second Quarter 2023
July 26, 2023

million, and acquisition-related costs, lease restructuring and other asset write-off costs of approximately $2 million. Additionally, the non-GAAP tax rate of 22.0% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $11 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.
Conference Call
Tyler Technologies will hold a conference call on Thursday, July 27, 2023, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: https://conferencingportals.com/event/dXimaDxA. Registered participants will receive an email with a calendar reminder, dial-in number, and conference ID that allows them immediate access to the call.
The live audio webcast and archived replay can also be accessed at https://investors.tylertech.com/events-and-presentations/default.aspx.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler's solutions transform how clients turn actionable insights into opportunities and solutions for their communities. Tyler has more than 40,000 successful installations across nearly 13,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.
Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease restructuring costs and other asset write-offs. Annualized recurring revenues (ARR) is calculated by annualizing the current quarter's recurring revenues from maintenance and subscriptions.
Tyler currently uses a non-GAAP tax rate of 22.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in

Tyler Technologies Reports Earnings
for Second Quarter 2023
July 26, 2023

future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (3) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (4) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business require the Internet infrastructure to be adequately maintained; (6) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (7) general economic, political and market conditions, including continued inflation and rising interest rates; (8) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (9) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (10) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (11) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)

Tyler Technologies Reports Earnings
for Second Quarter 2023
July 26, 2023

Contact: Hala Elsherbini
Senior Director, Investor Relations
Tyler Technologies, Inc.
972-713-3770 ext. 1143
hala.elsherbini@tylertech.com

Source: Tyler Technologies
#TYL_Financial
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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenues:
Subscriptions	$297,789	$255,816	$578,254	$501,259
Maintenance	116,539	116,815	231,670	233,844
Professional services	66,420	71,937	127,349	141,952
Software licenses and royalties	9,779	15,009	19,909	31,515
Hardware and other	13,752	9,108	18,951	16,222
Total revenues	504,279	468,685	976,133	924,792

Cost of revenues:
Subscriptions, maintenance, and professional services	255,789	250,168	508,204	493,000
Software licenses and royalties	2,432	1,547	4,745	2,992
Amortization of software development	2,896	1,322	5,485	2,486
Amortization of acquired software	8,924	14,039	17,844	27,260
Hardware and other	11,061	8,161	16,841	13,188
Total cost of revenues	281,102	275,237	553,119	538,926

Gross profit	223,177	193,448	423,014	385,866

Sales and marketing expense	37,103	31,881	74,206	67,087
General and administrative expense	77,681	67,820	150,041	130,509
Research and development expense	28,153	23,386	55,139	47,327
Amortization of other intangibles	18,366	13,604	36,774	28,318

Operating income	61,874	56,757	106,854	112,625

Interest expense	(6,387)	(6,214)	(14,071)	(11,018)
Other income, net	643	216	1,889	581
Income before income taxes	56,130	50,759	94,672	102,188
Income tax provision	7,000	10,813	14,667	22,258
Net income	$49,130	$39,946	$80,005	$79,930

Earnings per common share:
Basic	$1.17	$0.96	$1.91	$1.93
Diluted	$1.15	$0.94	$1.87	$1.88

Weighted average common shares outstanding:
Basic	41,980	41,500	41,987	41,499
Diluted	42,751	42,321	42,710	42,449

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP gross profit and margin	2023	2022	2023	2022
GAAP gross profit	$223,177	$193,448	$423,014	$385,866
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	6,437	6,867	12,779	13,639
Add: Amortization of acquired software	8,924	14,039	17,844	27,260
Non-GAAP gross profit	$238,538	$214,354	$453,637	$426,765
GAAP gross margin	44.3%	41.3%	43.3%	41.7%
Non-GAAP gross margin	47.3%	45.7%	46.5%	46.1%

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP operating income and margin	2023	2022	2023	2022
GAAP operating income	$61,874	$56,757	$106,854	$112,625
Non-GAAP adjustments:
Add: Share-based compensation expense	26,028	25,800	53,924	51,079
Add: Employer portion of payroll tax related to employee stock transactions	669	398	1,148	1,110
Add: Acquisition-related costs	50	—	72	1,031
Add: Lease restructuring costs and other asset write-offs	—	—	1,545	—
Add: Amortization of acquired software	8,924	14,039	17,844	27,260
Add: Amortization of customer and trade name intangibles	18,366	13,604	36,774	28,318
Non-GAAP adjustments subtotal	54,037	53,841	111,307	108,798
Non-GAAP operating income	$115,911	$110,598	$218,161	$221,423
GAAP operating margin	12.3%	12.1%	10.9%	12.2%
Non-GAAP operating margin	23.0%	23.6%	22.3%	23.9%

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP net income and earnings per share	2023	2022	2023	2022
GAAP net income	$49,130	$39,946	$80,005	$79,930
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	54,037	53,841	111,307	108,798
Less: Tax impact related to non-GAAP adjustments	(17,237)	(14,290)	(30,648)	(28,378)
Non-GAAP net income	$85,930	$79,497	$160,664	$160,350
GAAP earnings per diluted share	$1.15	$0.94	$1.87	$1.88
Non-GAAP earnings per diluted share	$2.01	$1.88	$3.76	$3.78

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Detail of share-based compensation expense	2023	2022	2023	2022
Subscriptions, maintenance, and professional services	$6,437	$6,867	$12,779	$13,639
Sales and marketing expense	2,367	2,224	4,760	4,364
General and administrative expense	17,224	16,709	36,385	33,076
Total share-based compensation expense	$26,028	$25,800	$53,924	$51,079

	Three months ended June 30,		Six months ended June 30,
Reconciliation of EBITDA and adjusted EBITDA	2023	2022	2023	2022
GAAP net income	$49,130	$39,946	$80,005	$79,930
Amortization of customer and trade name intangibles	18,366	13,604	36,774	28,318
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	19,359	23,820	39,124	46,887
Interest expense	5,566	5,066	11,894	8,747
Income tax provision	7,000	10,813	14,667	22,258
EBITDA	$99,421	$93,249	$182,464	$186,139
Share-based compensation expense	26,028	25,800	53,924	51,079
Acquisition-related costs	50	—	72	1,031
Lease restructuring costs and other asset write-offs	—	—	1,545	—
Adjusted EBITDA	$125,499	$119,049	$238,005	$238,249

	Three months ended June 30,		Six months ended June 30,
Reconciliation of free cash flow	2023	2022	2023	2022
Net cash provided by operating activities	$(19,184)	$76,679	$55,525	$130,220
Less: additions to property and equipment	(4,350)	(8,178)	(6,370)	(12,757)
Less: capitalized software development	(9,674)	(8,516)	(18,753)	(16,463)
Free cash flow	$(33,208)	$59,985	$30,402	$101,000

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$118,764	$173,857
Accounts receivable, net	638,726	577,257
Short-term investments	19,100	37,030
Prepaid expenses and other current assets	80,290	59,098
Total current assets	856,880	847,242

Accounts receivable, long-term portion	8,310	8,271
Operating lease right-of-use assets	46,824	50,989
Property and equipment, net	165,721	172,786

Other assets:
Software development costs, net	61,228	48,189
Goodwill	2,489,084	2,489,308
Other intangibles, net	948,990	1,002,164
Non-current investments	10,116	18,508
Other non-current assets	48,396	49,960
Total assets	$4,635,549	$4,687,417

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$245,091	$236,754
Operating lease liabilities	11,381	10,736
Current income tax payable	1,905	43,667
Deferred revenue	565,840	568,538
Current portion of term loans	30,000	30,000
Total current liabilities	854,217	889,695

Term loans	243,729	362,905
Convertible senior notes due 2026, net	595,345	594,484
Deferred revenue, long-term	1,164	2,037
Deferred income taxes	109,247	148,891
Operating lease liabilities, long-term	44,483	48,049
Other long-term liabilities	19,113	16,967
Total liabilities	1,867,298	2,063,028

Shareholders' equity	$2,768,251	$2,624,389
Total liabilities and shareholders' equity	$4,635,549	$4,687,417

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$49,130	$39,946	$80,005	$79,930
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	37,636	37,717	75,748	75,866
Gains from sale of investments	2	2	2	(53)
Share-based compensation expense	26,028	25,800	53,924	51,079
Operating lease right-of-use assets expense	2,765	2,022	6,569	5,104
Deferred income tax benefit	(21,109)	(9,698)	(39,665)	(19,136)
Other	(54)	—	445	—
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(113,582)	(19,110)	(121,503)	(62,570)
Net cash (used) provided by operating activities	(19,184)	76,679	55,525	130,220

Cash flows from investing activities:
Additions to property and equipment	(4,350)	(8,178)	(6,370)	(12,757)
Purchase of marketable security investments	—	—	(10,617)	(4,592)
Proceeds and maturities from marketable security investments	14,132	17,923	37,107	40,595
Investment in software development	(9,674)	(8,516)	(18,753)	(16,463)
Cost of acquisitions, net of cash acquired	—	(615)	(1,875)	(117,313)
Other	—	181	16	152
Net cash provided (used) by investing activities	108	795	(492)	(110,378)

Cash flows from financing activities:
Payment on term loans	—	(60,000)	(120,000)	(80,000)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award settlement	2,281	(12,152)	2,123	(4,107)
Contributions from employee stock purchase plan	4,714	4,478	7,751	8,156
Net cash provided (used) by financing activities	6,995	(67,674)	(110,126)	(75,951)

Net (decrease) increase in cash and cash equivalents	(12,081)	9,800	(55,093)	(56,109)
Cash and cash equivalents at beginning of period	130,845	243,262	173,857	309,171

Cash and cash equivalents at end of period	$118,764	$253,062	$118,764	$253,062